EXHIBIT INDEX

(a)(3) Articles of Amendment to the Articles of Incorporation, dated November 14, 2002.

(d)(1) Investment Management Services Agreement, dated December 1, 2002, between Growth and Income Trust and American Express Financial Corporation.

(d)(2) Investment Management Services Agreement, dated December 1, 2002, between Registrant on behalf of AXP Mid Cap Value Fund and American Express Financial Corporation.

(h)(13)  Transfer  Agency  Agreement  dated  May 1, 2003,   between  AXP
         Investment Series, Inc. on behalf of its underlying funds AXP Diversified Equity Income Fund, AXP Mid Cap Value Fund and AXP Mutual and American Express Client Service Corporation.

(h)(15) Fee Waiver Agreement between AXP Investment Series, Inc. on behalf of AXP Mid Cap Value Fund and American Express Financial Corporation and American Express Client Service Corporation, dated October 1, 2003.

(i)      Opinion and consent of counsel as to the legality of the securities.

(j)      Independent Auditors' Consent.

(q)(1) Directors/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.

(q)(3) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.